Exhibit 10.31

EXECUTION VERSION

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of April 26, 2011, is entered into by and between NOVELLUS SYSTEMS, INC., a California corporation (the “Borrower”), and BANK OF AMERICA, N.A., (the “Lender”).

RECITALS

A. The Borrower and the Lender are parties to a Credit Agreement dated as of June 17, 2009 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lender extended certain credit facilities to the Borrower.

B. The Borrower has requested that the Lender agree to certain amendments to the Credit Agreement, and the Lender has agreed to such request, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to such terms in the Credit Agreement.

2. Interpretation. The rules of interpretation set forth in Sections 1.02 though 1.07 of the Credit Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

3. Amendments to Credit Agreement. Subject to the terms and conditions hereof and with effect from and after the Effective Date, the Credit Agreement shall be amended as follows:

(a) Section 1.01 of the Credit Agreement shall be amended, by adding the following definitions in appropriate alphabetical order:

“Conversion Event” means and includes both (a) the occurrence of any event or satisfaction of any condition which gives rise to a right on the part of holders of the Convertible Debt to convert such Indebtedness in whole or in part into common equity of the Company and/or to be paid up to the par value of such Indebtedness in cash in connection with such conversion and (b) the exercise by any such holders of any such right.

“Convertible Debt” means “net share settle” convertible Indebtedness of up to $735,000,000 expected to be issued by the Company on or about May 9, 2011.

(b) Section 8.01(e) of the Credit Agreement shall be amended and restated to read as follows:

(e) Cross Default. (i) The Company or any Subsidiary, other than an Inactive Subsidiary whose obligations are not Guaranteed by the Company or any other Subsidiary, (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; provided, however, that the occurrence of a Conversion Event shall not constitute an Event of Default under this Section 8.01(e); or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Company or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than the Threshold Amount; or

4. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

(a) Both immediately prior to and immediately after giving effect to this Amendment, no Default has occurred and is continuing (or would result from the amendment to the Credit Agreement contemplated hereby).

(b) This Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, without defense, counterclaim or offset.

(c) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable.

(d) After giving effect to this Amendment, all representations and warranties of the Borrower contained in Article V of the Credit Agreement are true and correct on and as of the Effective Date, except to the extent that any such representation and warranty specifically relates to an earlier date, in which case they are true and correct as of such earlier date.

5. Effective Date.

(a) This Amendment will become effective when the following condition precedent has been satisfied (the “Effective Date”): The Lender shall have received from the Borrower a duly executed original (or, if elected by the Lender, an executed facsimile copy) counterpart to this Amendment.

(b) From and after the Effective Date, the Credit Agreement is amended as set forth herein. Except as expressly amended pursuant hereto, the Credit Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects.

6. Reservation of Rights. The Borrower acknowledges and agrees that neither the execution nor the delivery by the Lender of this Amendment, shall (a) be deemed to create a course of dealing or otherwise obligate the Lender to execute similar amendments or waivers under the same or similar circumstances in the future or (b) be deemed to create any implied waiver of any right or remedy of Lender with respect to any term or provision of any Loan Document (including any term or provision relating to the occurrence of a Material Adverse Effect).

7. Miscellaneous.

(a) Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein to such Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.

(b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

(c) THIS AMENDMENT IS SUBJECT TO THE PROVISIONS OF SECTIONS 10.13, 10.14 and 10.15 OF THE CREDIT AGREEMENT RELATING TO GOVERNING LAW AND WAIVER OF RIGHT TO TRIAL BY JURY, THE PROVISIONS OF WHICH ARE BY THIS REFERENCE INCORPORATED HEREIN IN FULL.

(d) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party hereto or thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and the receipt by the Lender of a facsimile transmitted document purportedly bearing the signature of the Borrower shall bind the

Borrower with the same force and effect as the delivery of a hard copy original. Any failure by the Lender to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Lender.

(e) This Amendment, together with the Credit Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior drafts and communications with respect thereto. This Amendment may not be amended except in accordance with the provisions of Section 10.01 of the Credit Agreement.

(f) If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement, respectively.

(g) The Borrower covenants to pay to or reimburse the Lender, upon demand, for all costs and expenses incurred in connection with the development, preparation, negotiation, execution and delivery of this Amendment.

(h) This Amendment shall constitute a “Loan Document” under and as defined in the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

NOVELLUS SYSTEMS, INC.

By:	/s/ John Hertz
John Hertz
Chief Financial Officer

Signature Page 1 to Second Amendment to Credit Agreement

BANK OF AMERICA, N.A.

By:	/s/ Christina Felsing
Christina Felsing
Vice President

Signature Page 2 to Second Amendment to Credit Agreement